Exhibit 10.2

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                           AMSTERDAM FEDERAL SAVINGS
                             AND LOAN ASSOCIATION

                                TARGET BENEFIT

                        SUPPLEMENTAL RETIREMENT BENEFIT

                                   AGREEMENT

     THIS SUPPLEMENTAL RETIREMENT BENEFIT AGREEMENT (hereinafter called the "Agreement") made and entered into as of this 16th day of November, 1993 (hereinafter called the "Effective Date"), by and between AMSTERDAM FEDERAL SAVINGS AND LOAN ASSOCIATION, a federal savings and loan association having its principal office at 161 Church Street, P.O. Box 271, Amsterdam, New York (hereinafter called the "Bank"), and John Lisicki, President (hereinafter called "Officer").

                                  WITNESSETH:

     WHEREAS, the Officer is the President of the Bank, having been in the employ of the Bank since 1978; and

     WHEREAS,  the  Officer  is a  participant  under the  Bank's  tax-qualified
Section 401(k) profit-sharing savings plan in RSI Retirement Trust (hereinafter called the "Savings Plan") and formerly participated in the Bank's terminated defined benefit retirement plan (hereinafter called the "Retirement Plan"), and will in the future become entitled to certain retirement benefits under said Savings Plan and Retirement Plan, the amount of which benefits may be limited by the provisions of the Employee Retirement Income Security Act of 1974, as amended (ERISA) and the tax-qualification provisions of the Internal Revenue Code of 1986, as amended; and

     WHEREAS, the Officer, upon his retirement, will also be entitled to certain Federal old age benefits under the Social Security Act; and

     WHEREAS, the Bank, in order to assure the continuance of the Officer's services to the Bank, desires to provide for the payment of a supplemental retirement benefit to said Officer, from and after the termination of the Officer's active employment by the Bank, upon retirement, severance from employment, or death, which payments shall be in addition to any retirement benefits which shall become payable to the Officer under said Savings Plan and Retirement Plan, and under the Social Security Act; and


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     WHEREAS,  the supplemental  retirement  benefit to be provided hereunder is intended to restore the difference in benefits between the retirement benefit that would have been payable at age 62 under the terminated Retirement Plan and the projected life annuity benefit at age 62 resulting from the amount to be accumulated from Bank matching contributions to the Savings Plan; and

     WHEREAS, the supplemental retirement benefit to be provided hereunder will be a target benefit established as of the Effective Date (hereinafter called the "Target Benefit"), which, based upon actuarial assumptions developed as of such date would provide a straight life annuity benefit for the Officer, commencing at age 62, equal to 60% of the Officer's final average compensation (as defined in the Retirement Plan, but with an assumed limitation on future compensation of $150,000), less the Officer's primary social security benefit (as defined in the Retirement Plan), upon attainment of age 62, offset by: (i) the unrestricted accrued benefit under the Retirement Plan (payable as a straight life annuity commencing at age 62), and (ii) the projected Officer account balance attributable to matching Bank contributions under the Savings Plan (expressed as a straight life annuity commencing at age 62); and

     WHEREAS, the annual amount of Bank contributions so established as of the Effective Date shall not be further adjusted on account of experience gains and/or losses prior to payment of the Target Benefit supplemental retirement benefit;

     NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and obligations hereinafter set forth, and other good and valuable consideration, it is hereby agreed by and between the Bank and the Officer as follows:

Section 1.  Deferred Compensation Account.

     As of the Effective Date of this Agreement, and as of the first day of each calendar year thereafter during the continuance of the Officer's employment by the Bank, the Bank shall credit to a unfunded book reserve established for the purposes of providing the Target Benefit under this Agreement, (hereinafter called "the Deferred Compensation Account") sixteen and 90/100 percent (16.90%) of the Officer's annual salary as of such date.

Section 2.  Investments.

     Amounts credited under the Deferred  Compensation Account established under
Section 1. of this Agreement shall be invested by the Bank (either in the Bank's name or in the name of a trustee through an irrevocable trust arrangement established by the Bank for this purpose) in one or more registered investment companies under the Investment Company Act of 1940, to the extent permitted by applicable banking law, and/or in one or more fixed income investment opportunities selected in the sole discretion of the Bank. The value of the Officer's Deferred Compensation Account at any given time shall be based solely on the then value of the investment fund or funds selected hereunder.

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Section 3.  Retirement Benefit.

     In the event that the Officer remains in the employ of the Bank (either in the Officer's present position or in some other capacity), until the Officer attains age 55 and completes a period of service of 20 or more years as defined in the Savings Plan for vesting purposes (hereinafter called "Period of Service"), or, upon involuntary termination without cause prior thereto, the
Bank  will  pay to the  Officer,  upon  retirement  or  other  termination  from employment on or after attaining such age and Period of Service, or, upon involuntary termination without cause prior thereto, supplemental retirement benefits, the aggregate total of which shall be equal to the then value of all amounts in said Deferred Compensation Account on the Officer's date of retirement or other termination from employment. Such benefit will be paid in any one of the following modes, as determined by the Bank: (i) a single lump sum payment; (ii) purchase of a straight life or joint and survivor annuity; or
(iii) monthly installments over a period of five, ten or fifteen years. If the Officer shall die prior to having received the total of installment payments specified in clause (iii), above, the unpaid balance of such installments will continue to be paid in monthly installments for the unexpired portion of the specified installment period, to a designated beneficiary or contingent beneficiary.

Section 4.  Death Benefit.

     In the event the Officer should die prior to retirement or other termination from employment, whether before, on, or after attaining age 55 and the completion of a Period of Service of 20 or more years, the amount in the Deferred Compensation Account as of the date of death shall be paid to the Officer's designated beneficiary, or contingent beneficiary, as the case may be, in one of the following modes, as determined by the Bank: (i) a single lump sum payment; or (ii) purchase of a straight life annuity based upon the designated beneficiary's life expectancy.

Section 5.  Payment to Estate; Change of Beneficiary.

     If there is no designated beneficiary living at the time of the Officer's death, the then value of all amounts in the Deferred Compensation Account, determined as of the date of the Officer's death, shall be paid in a single lump sum to the Officer's estate. Any designated or contingent beneficiary referred to in Section 3. may be changed by the Officer without the consent of any prior designated or contingent beneficiary, upon written notice to the bank, signed by the Officer, the receipt of which has been acknowledged in writing by an officer of the Bank.

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Section 6.  Forfeiture.

     In case the Officer's employment is terminated, other than by involuntary termination without cause or by death prior to attainment of age 55 and the completion of a Period of Service of 20 or more years, the Bank shall have no obligation to make any payments to the Officer or any designated beneficiary or contingent beneficiary under this Agreement and the Agreement shall terminate as of such date the Officer's employment is terminated.

Section 7.  Designation of Beneficiaries.

     For the purposes of this Agreement, the Officer hereby names as primary beneficiary(ies), Jacquelyn Lisicki, and designates John Lisicki, Jr., Kenneth Lisicki, and Robert Lisicki as contingent beneficiary(ies).

Section 8.  Successors and Assigns.

     The right of the Officer or any beneficiary to the payment of the supplemental retirement benefit payable under this Agreement shall not be assigned, transferred, pledged or encumbered, except by the Officer's last will and testament, or by the applicable laws of descent and distribution. This Agreement will inure to the benefit of and be binding upon the Officer, the Officer's legal representatives and estate or interstate distributees, and the Bank, its successors and assigns, including any successor by merger or consolidation, a statutory receiver, or any other person or firm or corporation to which all or substantially all of the assets and business of the Bank may be sold or otherwise transferred.

Section 9.  Creditor Rights.

     The Officer's rights under this Agreement shall be limited to those of an unsecured general creditor of the Bank and the Bank shall have no obligation to fund the Target Benefit supplemental retirement benefit provided for hereunder.

Section 10. No Right to Employment.

     Nothing contained in this Agreement shall be construed as conferring upon the Officer the right to continue in the employ of the Bank as an officer of the Bank or in any other capacity.

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Section 11. Arbitration of Disputes.

     Any dispute between the Bank and the Officer, any designated or contingent beneficiary, or the Officer's estate as to the proper interpretation or application of any provision of this Agreement, shall be settled by arbitration, as follows. One arbitrator shall be selected by each of the parties with a dispute pursuant to this Agreement and a third arbitrator chosen by the two so selected, and the decision of a majority of the arbitrators so selected shall be final and binding upon all of the parties to such dispute.

Section 12. Termination.

     The Bank's obligation to make payments under this Agreement shall terminate following the final payment required to be made under the applicable payment option.

Section 13. Facility of Payment.

     If the Bank shall find that any individual entitled to receive payments under this Agreement is unable to care for his or her affairs because of age, lack of capacity, illness or accident, the Bank may pay such benefit, unless claim shall have been made therefor by a duly appointed legal representative, to the spouse, descendant, other relative, or to a person with whom the individual entitled to payment resides, and any such payment so made shall be a complete discharge of the liability of the Bank under this Agreement.

Section 14. Records.

     The records of the Bank, the Retirement Plan, and the Savings Plan, shall be conclusive in respect of all matters involved in the calculation of benefits under this Agreement.

Section 15. Unfunded Arrangement.

     This Agreement is an unfunded supplemental benefit arrangement, subject to the requirements of Department of Labor Regulation Section 2520.104-23.

Section 16. Severability.

     A determination that any provision of this Agreement is invalid or unenforceable shall not affect the validity or enforceability of any other provision hereof.

Section 17. Authorization to Execute Agreement.

     This Agreement has been approved by the Board of Directors of the Bank, and the undersigned has been specifically authorized by the Board to execute this Agreement on behalf of the Bank.

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Section 18. Entire Agreement; Modifications.

     This instrument contains the entire Agreement of the parties relating to the subject matter hereof and supersedes in its entirety any and all prior agreements, understandings or representations relating to the subject matter hereof. No modifications of this Agreement shall be valid unless made in writing and signed by the parties hereto.

Section 19. Headings.

     The headings of sections in this Agreement are for convenience of reference only and are not intended to qualify the meaning of any section. Any reference to a section number shall refer to a section of this Agreement, unless otherwise stated.

Section 20. Governing Law.

     This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York, without reference to conflicts of law principles.

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